UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

December 11, 2013

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number

1–7810	Energen Corporation	Alabama	63–0757759
2–38960	Alabama Gas Corporation	Alabama	63–0022000

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326–2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23 0.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of New Director

On December 11, 2013, M. James Gorrie was elected to the Boards of Directors of Energen Corporation and Alabama Gas Corporation to serve for terms commencing January 1, 2014 and continuing until the next annual meetings of shareholders. The press release announcing the election is attached hereto as Exhibit 99.1. Beginning April 1, 2014, Mr. Gorrie will serve on the Audit Committee.

(e)	Amendments to Compensatory Plan, Contract or Arrangement

On December 11, 2013, the Board of Directors of Energen Corporation approved amendments to the Energen Corporation Stock Incentive Plan (the “Plan”) to provide for the grant of restricted stock units on terms comparable to the Plan provisions with respect to grants of restricted stock. The amendments also include certain administrative clarifications. This summary of the amendments to the Plan is qualified in its entirety by reference to the full text of the Plan as amended, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Energen Corporation Stock Incentive Plan as amended effective December 11, 2013.

10.2	Form of Restricted Stock Unit Agreement under the Energen Corporation Stock Incentive Plan.

99.1	Press Release dated December 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION ALABAMA GAS CORPORATION

December 12, 2013	By	/s/ Charles W. Porter, Jr.

Charles W. Porter, Jr.
Vice President, Chief Financial Officer and Treasurer of Energen Corporation and Alabama Gas Corporation